Exhibit 10.24

LOCK-UP AGREEMENT

May     , 2012

OvaScience, Inc.

41 Linskey Way, Suite B

Cambridge, Massachusetts, 02142

Ladies and Gentlemen:

The undersigned understands that OvaScience, Inc., a Delaware corporation, (the “Company”) has filed a Form 10 registration statement (the “Form 10”) with the Securities and Exchange Commission (the “SEC”) relating to the registration pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, of shares of the common stock, $0.001 par value per share, of the Company (the “Common Stock”).

For good an valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Company, the undersigned will not (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date on which the SEC informs the Company that it has completed its review of the Form 10 and ending on the earlier of (x) 270 days following the date on which the Company’s Common Stock commences trading on a national securities exchange (the “Trading Date”) and (y) March 29, 2015.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

The foregoing provisions shall not apply to (i) shares of Common Stock acquired in open market transactions after the Trading Date; (ii) transactions relating to shares of Common Stock purchased in accordance with clause (i); (iii) a repurchase of Common Stock by the Company at a price no greater than that originally paid by such holder for such Common Stock and pursuant to an agreement containing vesting and/or repurchase provisions approved by a majority of the Board of Directors; (iv) a transfer of securities made for bona fide estate planning purposes, either during the undersigned’s lifetime or on death by will or intestacy to his or her family members or any other person approved by the Board of Directors, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the undersigned or any such family members, provided in all cases referred to in this clause (iv) that no consideration is actually paid for such transfer and (v) the receipt of a stock option, shares of restricted Common Stock or other awards, or the exercise of a stock option, granted under the Company’s 2011 Stock Incentive Plan, 2012 Stock Incentive Plan or other stock option plan approved by a majority of the Board of Directors.

The undersigned understands that the Company is relying upon this agreement.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Very truly yours,

Name:
Address:

Accepted:

OVASCIENCE, INC.

By:
Name: Michelle Dipp, M.D., Ph.D.
Title: President

[Signature Page to Lock-Up Agreement]